CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Janus Detroit Street Trust of our reports dated December 19, 2019, relating to the financial statements and financial highlights, which appear in the October 31, 2019 Annual Reports to Shareholders on Form N-CSR for the year ended October 31, 2019 of Janus Henderson Mortgage-Backed Securities ETF, Janus Henderson Small Cap Growth Alpha ETF, Janus Henderson Small/Mid Cap Growth Alpha ETF, Janus Henderson Short Duration Income ETF, The Long-Term Care ETF, The Obesity ETF and The Organics ETF (seven of the portfolios constituting Janus Detroit Street Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Statements”, “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado

February 27, 2020